Exhibit 99(a)

Windstream reports second-quarter earnings results

•	Generates $284 million in net cash from operations and $208 million in free cash flow
•	Adds 15,000 new high-speed Internet customers and 16,000 new digital TV customers
•	Receives FCC approval for D&E Communications acquisition; closing expected in fourth quarter of 2009

Release date: Aug. 6, 2009

LITTLE ROCK, Ark. – Windstream Corporation (NYSE: WIN) today reported second-quarter earnings results highlighted by continued solid cash generation.

Windstream also announced the Federal Communications Commission has approved the company’s acquisition of D&E Communications announced on May 11. Windstream anticipates the proxy statement/prospectus it previously filed with the Securities and Exchange Commission in connection with the acquisition will become effective and be mailed to D&E shareholders in approximately two weeks, after it is updated to reflect D&E and Windstream’s financial results for the second quarter of 2009. D&E shareholders are expected to vote on the transaction in late September. Windstream anticipates closing the transaction in the fourth quarter of 2009 subject to approvals from D&E shareholders and the Pennsylvania Public Utilities Commission.

“Our team continues to do an outstanding job managing expenses, and I am pleased that we sustained cash flows in a challenging economic environment,” said Jeff Gardner, president and CEO. “We also are making progress on integration planning with D&E while the approval process for the transaction moves forward. D&E is a solid company and a good strategic and geographic fit with our Pennsylvania operations.”

Windstream’s second-quarter results under Generally Accepted Accounting Principles (GAAP) include the following items, which lowered earnings per share by roughly 5 cents:

•	$5 million in after-tax non-cash amortization expense of wireline franchise rights;
•	$1 million in after-tax merger and integration costs associated with the pending acquisition of D&E Communications; and
•	$14 million, net of tax, in incremental pension expense, which is a non-cash charge and does not affect free cash flow.

Windstream reports second-quarter earnings results

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Second-quarter financial results:

Under GAAP:

•	Revenues were $753 million, a 5.9 percent decrease from a year ago.

•	Operating income was $244 million, a decrease of 15 percent year-over-year.

•	Net income was $91 million, an 11 percent decrease from a year ago, or 21 cents of diluted earnings per share.

•	Net cash provided from operations was $284 million, a 3 percent decline year-over-year.

•	Average service revenue per customer was $80.14, essentially the same as a year ago.

•	Capital expenditures were $77 million, essentially the same year-over-year.

Under pro forma results from current businesses:

•

Operating income before depreciation and amortization (OIBDA) was $379 million, a 9 percent decline year-over-year. Excluding the incremental non-cash pension expense, OIBDA was approximately $402 million, a 3.5 percent decline from a year ago, resulting in an OIBDA margin of approximately 53 percent.

The company generated approximately $208 million in free cash flow, which is defined as net cash from operations less capital expenditures, during the quarter and $360 million through the first six months of 2009. Windstream paid off the $150 million balance in its $500 million revolving credit agreement during the quarter and ended the period with $245 million in cash and cash equivalents.

Second-quarter operating results:

Windstream added approximately 15,000 new high-speed Internet customers during the second quarter, bringing its total broadband customer base to 1,025,000 customers, an increase of 10 percent year-over-year. Overall broadband penetration is now 35 percent of total access lines and residential broadband penetration is approximately 51 percent of primary residential lines.

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Windstream reports second-quarter earnings results

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Windstream added more than 16,000 new digital TV customers in the quarter, bringing its total customer base to approximately 312,000, or 18 percent penetration of primary residential lines.

Total access lines declined by approximately 41,000. Total lines at the end of the quarter were 2.95 million, a decline of approximately 5.5 percent year-over-year.

Conference call

Windstream will hold a conference call at 7:30 a.m. CDT today to review the company’s second-quarter earnings results.

To access the call:

Interested parties can access the call by dialing 1-877-835-5650, conference ID 17202018, 10 minutes prior to the start time.

To access the call replay:

A replay of the call will be available beginning at 8:30 a.m. CDT today and ending at midnight CDT on Sept. 6. The replay can be accessed by dialing 1-800-642-1687, conference ID 17202018.

Webcast information:

The conference call also will be streamed live over the company’s Web site at www.windstream.com/investors. Financial, statistical and other information related to the call will be posted on the site. A replay of the webcast will be available on the Web site beginning at 10:30 a.m. CDT today.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the proposed merger of D&E Communications and Windstream. In connection with the proposed transaction, Windstream has filed with the SEC a registration statement on Form S-4 that includes a preliminary proxy statement of D&E and also constitutes a prospectus of Windstream. At the appropriate time, D&E will mail the definitive proxy statement/prospectus to its shareholders. Before making any voting or investment decision, investors are urged to read the definitive proxy statement/prospectus when it becomes available because it will contain important information about the proposed transaction. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website at www.sec.gov. Free copies of these documents may also be obtained from Windstream upon written request to Windstream Investor Relations, 4001 Rodney Parham Road, Little Rock, Arkansas 72212 or by calling

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Windstream reports second-quarter earnings results

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(866) 320-7922, or from D&E Communications upon written request to D&E Communications, P.O. Box 458, Ephrata, Pennsylvania 17522, Attention: Corporate Secretary or by calling (877) 433-8632.

Windstream, D&E Communications, and their respective officers and directors may be deemed to be soliciting proxies from D&E Communications’ shareholders in favor of the proposed merger. Information regarding Windstream and D&E Communications’ respective directors and executive officers can be found in their respective Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of such potential participants will be included in the definitive proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

About Windstream

Windstream Corporation is an S&P 500 company that provides phone, high-speed Internet and high-definition digital TV services to customers in 16 states. The company also offers a wide range of IP-based voice and data services and advanced phone systems and equipment to businesses and government agencies. The company has approximately 3 million access lines and about $3.1 billion in annual revenues. Windstream is ranked 4th in the 2009 BusinessWeek 50 ranking of the best performing U.S. companies. For more information about Windstream, visit www.windstream.com.

Pro forma results from current businesses adjusts results of operations under GAAP for the effects of merger and integration costs related to the pending acquisition of D&E Communications and the acquisition of CT Communications, Inc. A reconciliation of pro forma results from current businesses to the comparable GAAP measures is available on the company’s Web site at www.windstream.com/investors.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated above include, among others: further adverse changes in economic conditions in the markets served by Windstream; the extent, timing and overall effects of competition in the communications business; continued access line loss; the impact of new, emerging or competing technologies; the adoption of intercarrier

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Windstream reports second-quarter earnings results

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compensation and/or universal service reforms by the Federal Communications Commission or Congress that results in a significant loss of revenue to Windstream; the failure of D&E Communications shareholders to approve the merger; and the possibility that the merger does not close, including, but not limited to, due to the failure to satisfy other closing conditions; the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities; the availability and cost of financing in the corporate debt markets; the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations; the effects of federal and state legislation, rules and regulations governing the communications industry; material changes in the communications industry generally that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; unexpected results of litigation; unexpected rulings by state public service commissions in proceedings regarding universal service funds, intercarrier compensation or other matters that could reduce revenues or increase expenses; the effects of work stoppages; the impact of equipment failure, natural disasters or terrorist acts; earnings on pension plan investments significantly below our expected long term rate of return for plan assets; and those additional factors under the caption “Risk Factors” in Windstream’s Form 10-K for the year ended Dec. 31, 2008. In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in Windstream’s filings with the Securities and Exchange Commission at www.sec.gov.

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Media Relations Contact:

David Avery, 501-748-5876

david.avery@windstream.com

Investor Relations Contacts:

Mary Michaels, 501-748-7578

mary.michaels@windstream.com

Rob Clancy, 501-748-5550

rob.clancy@windstream.com

WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME-Page 1

(In millions, except per share amounts)

	THREE MONTHS ENDED				SIX MONTHS ENDED
	June 30, 2009	(D) June 30, 2008	Increase (Decrease) Amount	%	June 30, 2009	(D) June 30, 2008	Increase (Decrease) Amount	%
UNDER GAAP:
Revenues and sales:
Service revenues	$714.5	$752.7	$(38.2)	(5)	$1,435.3	$1,512.8	$(77.5)	(5)
Product sales	38.4	47.2	(8.8)	(19)	72.6	87.1	(14.5)	(17)

Total revenues and sales	752.9	799.9	(47.0)	(6)	1,507.9	1,599.9	(92.0)	(6)

Costs and expenses:
Cost of services	249.7	250.8	(1.1)	—	500.9	504.3	(3.4)	(1)
Cost of products sold	33.6	43.5	(9.9)	(23)	63.9	78.5	(14.6)	(19)
Selling, general, administrative and other	90.4	88.3	2.1	2	179.4	179.7	(0.3)	—
Depreciation and amortization	133.3	123.3	10.0	8	265.3	244.9	20.4	8
Restructuring charges	0.1	0.5	(0.4)	(80)	—	1.1	(1.1)	(100)
Merger and integration costs	1.4	4.6	(3.2)	(70)	1.4	6.2	(4.8)	(77)

Total costs and expenses	508.5	511.0	(2.5)	—	1,010.9	1,014.7	(3.8)	—

Operating income	244.4	288.9	(44.5)	(15)	497.0	585.2	(88.2)	(15)

Other income, net	0.6	3.0	(2.4)	(80)	1.4	8.6	(7.2)	(84)
Interest expense	(97.8)	(103.6)	(5.8)	(6)	(197.5)	(208.6)	(11.1)	(5)

Income from continuing operations before income taxes	147.2	188.3	(41.1)	(22)	300.9	385.2	(84.3)	(22)
Income taxes	56.4	70.4	(14.0)	(20)	121.9	145.4	(23.5)	(16)

Income from continuing operations	90.8	117.9	(27.1)	(23)	179.0	239.8	(60.8)	(25)
Discontinued operations, including tax benefit (A)	—	(15.9)	15.9	100	—	(14.1)	14.1	100

Net Income	$90.8	$102.0	$(11.2)	(11)	$179.0	$225.7	$(46.7)	(21)

Weighted average common shares:	432.4	441.3	(8.9)	(2)	434.2	445.4	(11.2)	(3)

Earnings per share:
Basic and diluted earnings per share: (B)
Income from continuing operations	$.21	$.27	$(.06)	(22)	$.41	$.53	$(.12)	(23)
Loss from discontinued operations	—	(.04)	.04	100	—	(.03)	.03	100

Net Income	$.21	$.23	$(.02)	(9)	$.41	$.50	$(.09)	(18)

PRO FORMA RESULTS OF OPERATIONS FROM CURRENT BUSINESSES (C):
Operating income before depreciation and amortization (OIBDA)	$379.1	$416.8	$(37.7)	(9)	$763.7	$836.3	$(72.6)	(9)

(A)	In the fourth quarter of 2008, Windstream sold its wireless business to AT&T Mobility II, LLC. Accordingly, we have presented the operating results of the wireless business as discontinued operations.
(B)	In accordance with FSP EITF 03-6-1, Windstream’s non-vested restricted shares that contain a non-forfeitable right to receive dividends on a one-to-one per share ratio to common shares are considered participating securities, and the impact is included in the computation of basic earnings per share pursuant to the two-class method prescribed under SFAS No. 128, “Earnings per Share”. Upon adoption of this standard on January 1, 2009, the Company retrospectively adjusted prior period earnings per share data, the impact of which was immaterial.
(C)	Pro forma results from current businesses adjusts results of operations under Generally Accepted Accounting Principles in the United States (“GAAP”) for the effects of merger & integration costs related to the pending acquisition of D&E Communications, Inc. (“D&E”) and the acquisition of CT Communications, Inc. (“CTC”). For further details of this adjustment, see the Notes to Unaudited Reconciliations of Results of Operations Under GAAP to Pro Forma Results from Current Businesses.
(D)	In the first quarter of 2009, the Company reorganized its operations to integrate the sales and administrative functions of the product distribution segment into its wireline operations. As a result of this change, the chief operating decision maker no longer reviews the financial statements of the product distribution operations on a stand alone basis, and the Company operates as a single reporting segment. As required by Statement of Financial Accounting Standards (“SFAS”) No. 131 “Disclosures about Segments of an Enterprise and Related Information”, segment results of operations have been retrospectively adjusted to reflect a single segment presentation for all periods presented. As such, separate segment reporting is no longer required, and thus not included. Additionally, certain amounts previously reported have been reclassified to conform to the current year presentation of the consolidated financial statements. These changes and reclassifications did not impact operating or net income.

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WINDSTREAM CORPORATION

UNAUDITED SUPPLEMENTAL OPERATING INFORMATION-Page 2

(Dollars in millions, except per customer amounts)

	THREE MONTHS ENDED				SIX MONTHS ENDED
	June 30, 2009	(B) June 30, 2008	Increase (Decrease) Amount	%	June 30, 2009	(B) June 30, 2008	Increase (Decrease) Amount	%
UNDER GAAP:
Service revenues	$714.5	$752.7	$(38.2)	(5)	$1,435.3	$1,512.8	$(77.5)	(5)
Access lines	2,952.7	3,124.2	(171.5)	(5)
Net access line losses	(40.7)	(37.1)	(3.6)	(10)	(85.1)	(79.0)	(6.1)	(8)
Average access lines	2,971.7	3,140.7	(169.0)	(5)	2,993.6	3,161.7	(168.1)	(5)
Average service revenue per customer per month (A)	$80.14	$79.89	$.25	—	$79.91	$79.75	$.16	—
High-speed Internet customers	1,024.6	934.3	90.3	10
Net high-speed Internet additions	14.9	23.3	(8.4)	(36)	45.8	62.9	(17.1)	(27)
Digital satellite television customers	311.6	231.1	80.5	35
Net digital satellite television additions	16.2	20.7	(4.5)	(22)	37.4	35.5	1.9	5
Long distance customers	1,936.6	2,049.7	(113.1)	(6)
Net long distance customer losses	(35.4)	(19.6)	(15.8)	(81)	(70.1)	(16.9)	(53.2)	(315)

Capital expenditures	$76.7	$77.5	$(0.8)	(1)	$139.5	$133.3	$6.2	5

(A)	Average service revenue per customer per month is calculated by dividing monthly average service revenues by average customers for the period.
(B)	In the first quarter of 2009, the Company reorganized its operations to integrate the sales and administrative functions of the product distribution segment into its wireline operations. As a result of this change, the chief operating decision maker no longer reviews the financial statements of the product distribution operations on a stand alone basis, and the Company operates as a single reporting segment. As required by Statement of Financial Accounting Standards (“SFAS”) No. 131 “Disclosures about Segments of an Enterprise and Related Information”, segment results of operations have been retrospectively adjusted to reflect a single segment presentation for all periods presented. As such, separate segment reporting is no longer required, and thus not included. Additionally, certain amounts previously reported have been reclassified to conform to the current year presentation of the consolidated financial statements. These changes and reclassifications did not impact operating or net income.

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WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS UNDER GAAP-Page 3

(In millions)

	June 30, 2009	December 31, 2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$245.4	$296.6
Accounts receivable (less allowance for doubtful accounts of $16.2 and $16.3, respectively)	296.2	316.6
Inventories	31.0	30.8
Deferred income taxes	19.0	30.8
Prepaid expenses and other	37.1	33.9

Total current assets	628.7	708.7

Goodwill	2,198.2	2,198.2
Other intangibles	1,091.9	1,132.2
Net property, plant and equipment	3,798.8	3,897.1
Other assets	71.9	73.1

TOTAL ASSETS	$7,789.5	$8,009.3

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$24.2	$24.3
Current portion of interest rate swaps	45.2	40.5
Accounts payable	119.8	134.0
Advance payments and customer deposits	92.2	94.0
Accrued dividends	109.2	109.9
Accrued taxes	54.4	48.0
Accrued interest	132.1	138.4
Other current liabilities	49.9	76.2

Total current liabilities	627.0	665.3

Long-term debt	5,202.0	5,358.2
Deferred income taxes	1,111.4	1,070.6
Other liabilities	622.7	662.9
SHAREHOLDERS’ EQUITY:
Common stock	—	—
Additional paid-in capital	77.4	101.5
Accumulated other comprehensive loss	(298.7)	(336.6)
Retained earnings	447.7	487.4

Total shareholders’ equity	226.4	252.3

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$7,789.5	$8,009.3

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WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS UNDER GAAP-Page 4

(In millions)

	SIX MONTHS ENDED
	June 30, 2009	June 30, 2008
Cash Provided from Operations:
Net income	$179.0	$225.7
Adjustments to reconcile net income to net cash provided from operations:
Loss on net assets held for sale	—	16.4
Depreciation and amortization	265.3	247.1
Provision for doubtful accounts	21.0	16.8
Stock-based compensation expense	10.6	9.2
Pension and post retirement benefits expense	48.4	8.8
Deferred taxes	27.2	61.7
Other, net	1.4	(0.1)
Changes in operating assets and liabilities, net:
Accounts receivable	(0.6)	(14.3)
Accounts payable	(14.2)	(17.3)
Accrued interest	(6.3)	(2.1)
Accrued taxes	6.4	(23.1)
Other current liabilities	(24.8)	(15.5)
Other, net	(14.2)	(6.4)

Net cash provided from operations	499.2	506.9

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(139.5)	(133.3)
Disposition of acquired assets held for sale	—	17.3
Other, net	0.3	10.6

Net cash used in investing activities	(139.2)	(105.4)

Cash Flows from Financing Activities:
Dividends paid on common shares	(219.4)	(225.4)
Stock repurchase	(32.8)	(200.3)
Repayment of debt	(157.1)	(207.1)
Debt issued, net of issuance costs	—	220.0
Other, net	(1.9)	(1.1)

Net cash used in financing activities	(411.2)	(413.9)

Decrease in cash and cash equivalents	(51.2)	(12.4)

Cash and Cash Equivalents:
Beginning of the period	296.6	72.0

End of the period	$245.4	$59.6

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WINDSTREAM CORPORATION

UNAUDITED RECONCILIATION OF OPERATING INCOME UNDER GAAP TO PRO FORMA

OIBDA FROM CURRENT BUSINESSES (NON-GAAP)-Page 5

(In millions)

		THREE MONTHS ENDED		SIX MONTHS ENDED
		June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Operating income from continuing operations under GAAP		$244.4	$288.9	$497.0	$585.2

Pro forma adjustments:
Merger and integration costs	(A)	1.4	4.6	1.4	6.2

Adjusted operating income		245.8	293.5	498.4	591.4

Depreciation and amortization	(B)	133.3	123.3	265.3	244.9

Pro forma OIBDA from current businesses		$379.1	$416.8	$763.7	$836.3

NOTES TO UNAUDITED RECONCILIATIONS OF RESULTS OF OPERATIONS UNDER GAAP TO PRO FORMA RESULTS FROM CURRENT BUSINESSES

Windstream Corporation has entered into various transactions that may cause results reported under Generally Accepted Accounting Principles in the United States ("GAAP") to be not necessarily indicative of future results. On May 10, 2009 the Company entered into a definitive agreement to acquire all of the outstanding shares of common stock of D&E. Under the terms of the agreement, D&E shareholders will receive 0.650 shares of Windstream common stock and $5.00 in cash per each share of D&E common stock. The acquisition has received federal approval and is expected to close in the fourth quarter of 2009 subject to certain conditions, including necessary approvals from state regulators and D&E shareholders. On August 31, 2007, Windstream completed the acquisition of CT Communications, Inc. ("CTC"). Subsequently, on November 21, 2008, the Company completed the sale of the wireless business acquired from CTC. The completion of this transaction resulted in the divestiture of approximately 52,000 wireless customers, spectrum licenses and cell sites covering a four-county area in North Carolina with a population of 450,000, and six retail locations. Accordingly, we reported the operating results of the wireless business as discontinued operations. These changes and reclassifications did not impact operating or net income. As disclosed in the Windstream Form 8-K filed on August 6, 2009, the Company has presented in this earnings release unaudited pro forma results from current businesses, which excludes all merger and integration costs resulting from the transactions discussed above.

Windstream’s purpose for excluding non-recurring items is to improve the comparability of results of operations for the three and six month periods ended June 30, 2009, to the results of operations for the same period of 2008. Windstream's purpose for these adjustments is to focus on the true earnings capacity associated with providing telecommunication services. Management believes the items excluded from pro forma results from current businesses are related to strategic activities or other events, specific to the time and opportunity available, and should be treated accordingly when evaluating the Company's operations. Management believes that presenting current business measures assists investors by providing more meaningful comparisons of results from current and prior periods, and by providing information that is a better reflection of the core earnings capacity of the businesses. The Company uses pro forma results from current businesses, including pro forma revenues and sales and pro forma OIBDA from current businesses, as a key measure of its operational performance. Windstream management, including the chief operating decision-maker, uses these measures consistently for all purposes including: internal reporting, the evaluation of business objectives, opportunities and performance, and the determination of management compensation.

(A)	During the second quarter of 2009, the Company incurred $1.4 million in consulting fees associated with the pending acquisition of D&E. During the six months ended June 30, 2008, the Company incurred $6.2 million relative to the acquisition of CTC, primarily related to system conversion costs, of which $4.6 million was recorded in the second quarter.
(B)	Represents depreciation and amortization expense under GAAP.

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